                                                             Page 10 of 10 Pages


                                                                       EXHIBIT 2



                             JOINT FILING AGREEMENT


          The undersigned agree that the foregoing Amendment No.1 to Schedule 13D, dated November 25, 1996 is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(f).

Dated:  November 25, 1996

                                             /s/ Thomas W. Smith
                                             -----------------------------
                                             Thomas W. Smith


                                             /s/ Thomas N. Tryforos
                                             -----------------------------
                                             Thomas N. Tryforos